SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 23, 2007
OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1341 Orleans Drive
Sunnyvale, California 94089-1136

(Address of principal executive offices)
(408) 542-3000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement.
          On January 23, 2007, OmniVision Technologies, Inc. (the “Company”), through its wholly-owned subsidiary OmniVision Trading (Hong Kong) Co. Ltd. (“OmniVision Hong Kong”), entered into a Termination Agreement with XinTec, Inc. (“XinTec”) that terminated the Equipment Procurement Agreement (the “Equipment Agreement”) dated August 31, 2006, as amended, by and between OmniVision Hong Kong and XinTec, Inc.
          As described in further detail in the Current Report on Form 8-K filed by the Company on September 7, 2006, under the terms of the Equipment Agreement, XinTec agreed to provide chip-scale packaging (“CSP”) services to the Company, and the Company agreed to procure, through XinTec, up to $50,000,000 of certain equipment to be located at XinTec’s facilities for the sole purpose of providing such CSP services to the Company.
          The Company and XinTec mutually determined that, as a result of the recent acquisition by Taiwan Semiconductor Manufacturing Company Limited (“TSMC”) of a controlling interest in XinTec, it was in each company’s best interest to terminate the Equipment Agreement, and for XinTec to own and operate the capital equipment which is now in place and running in the same manner as it operates its existing equipment. As a result of the acquisition by TSMC of a controlling interest in XinTec, the Company believes that future expansion of capacity at XinTec to meet the Company’s increasing requirement for CSP services will no longer require it to make direct investments in capital equipment.
          Pursuant to the Termination Agreement, XinTec has returned to the Company all funds , previously remitted to XinTec for the purpose of the equipment purchase contemplated by the Equipment Agreement, plus interest accrued thereon.
          The foregoing descriptions of the Equipment Agreement and the Termination Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements. A copy of the Equipment Agreement was filed as Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2006, and a copy of the Termination Agreement is attached hereto as Exhibit 10.14 and is incorporated herein by reference.
     Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description

10.14	Termination Agreement, dated January 23, 2007, by and between XinTec, Inc. and OmniVision Trading (Hong Kong) Co. Ltd.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 29, 2007

OmniVision Technologies, Inc.
By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer

EXHBIT INDEX

Exhibit No.	Description
10.14	Termination Agreement, dated January 23, 2007, by and between XinTec, Inc. and OmniVision Trading (Hong Kong) Co. Ltd.